UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2015 (October 19, 2015)

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On October 19, 2015, HCC Insurance Holdings, Inc. (“HCC”) informed the New York Stock Exchange (the “NYSE”) that HCC and Tokio Marine Holdings, Inc. (“Tokio Marine”) have received all regulatory approvals for Tokio Marine’s previously announced acquisition of HCC (the “Merger”), and that the closing of the Merger is anticipated to occur on October 27, 2015, subject to the satisfaction of all necessary conditions to closing.  HCC also informed the NYSE of HCC’s intent to notify the NYSE after the effective time of the Merger that the Merger had been completed and to request that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report the delisting of HCC’s common stock, par value $1.00 per share (the “Shares”), from the NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  HCC intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Shares at the time such filing is permitted under SEC rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  October 21, 2015